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                                                                       Exhibit 5

                                January 2, 1998


Harris Preferred Capital Corporation
111 W. Monroe Street
Chicago, Illinois 60603

Ladies/Gentlemen:

     You have requested our opinion as counsel for Harris Preferred Capital Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering as contemplated thereby, of 10,000,000 shares of the Company's __% Noncumulative Exchangeable Preferred Stock, Series A, $1.00 par value (the "Series A Preferred Shares").

     We have examined the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 14, 1997, and Amendment No. 1 thereto (the "Registration Statement"). We have further examined the originals or certified, conformed or reproduced copies of the charter of the Company, the by-laws and minute books of the Company, the form of the purchase agreement among the Company, Harris Trust and Savings Bank and the Underwriters (as defined therein) ("Purchase Agreement'"), the form of stock certificate to be issued representing the Series A Preferred Shares, and such other documents as we deem necessary or appropriate as the basis for the opinion hereinafter expressed. In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

     Based on the foregoing, it is our opinion that the shares of Series A Preferred Shares to be sold by the Company will be, when issued and sold in accordance with the final Prospectus which is a part of the Registration Statement and the Purchase Agreement, legally and validly issued, fully paid and nonassessable.
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Harris Preferred Capital Corporation
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name under the caption "Legal Matters" in the Prospectus which is part thereof.

                                         Respectfully submitted,

                                         Chapman and Cutler